Exhibit (e)(viii) under Form N-1A
                                              Exhibit 1 under Item 601/ Reg. S-K

                                   Exhibit 1
                                     to the
                             Distributor's Contract

     The following provisions are hereby incorporated and made part of the Distributor's Contract (the "Distributor's Contract") dated October 24, 1997, between the Investment Companies and Federated Securities Corp. as principal distributor (the "Principal Distributor") with respect to the Class B Shares of the portfolios (the "Funds") set forth on the attached Schedule A. References herein to this Distributor's Contract refer to the Distributor's Contract as supplemented hereby and made applicable hereby to the Class B Shares of the Funds. In the event of any inconsistency between the terms of this Exhibit and the terms of the Distributor's Contract, the terms of this Exhibit will govern. Once effective in respect of the Class of Shares of any Fund set forth above, the Distributors Contract as amended by this Exhibit shall be effective in respect of all shares of such class outstanding whether issued prior to or after such effectiveness.

1. The Investment Companies hereby appoints the Principal Distributor to engage in activities principally intended to result in the sale of Class B Shares ("Class B Shares") of each Fund. Pursuant to this appointment, the Principal Distributor is authorized to select a group of financial institutions ("Financial Institutions") to sell Class B Shares of a Fund at the current offering price thereof as described and set forth in the respective prospectuses of the Fund.

2. (a) In consideration of the Principal Distributor's services under this Distributor's Contract in respect of each Fund the Investment Companies on behalf of the Fund agree: (I) to pay the Principal Distributor or at its direction its "Allocable Portion" (as hereinafter defined) of a fee (the "Distribution Fee") equal to 0.75 of 1% per annum of the average daily net asset value of the Class B Shares of the Fund outstanding from time to time, and (II) to withhold from redemption proceeds in respect of Class B Shares of the Fund such Principal Distributor's Allocable Portion of the Contingent Deferred Sales Charges ("CDSCs") payable in respect of such redemption as provided in the Prospectus for the Fund and to pay the same over to such Principal Distributor or at its direction at the time the redemption proceeds in respect of such redemption are payable to the holder of the Class B Shares redeemed.

     (b) The Principal Distributor will be deemed to have performed all services required to be performed in order to be entitled to receive its Allocable Portion of the Distribution Fee payable in respect of the Class B Shares of a Fund upon the settlement of each sale of a "Commission Share" (as defined in the Allocation Schedule attached hereto as Schedule B) of the Fund taken into account in determining such Principal Distributor's Allocable Portion of such Distribution Fees.

     (c) Notwithstanding anything to the contrary set forth in this Exhibit, the Distributor's Contract or (to the extent waiver thereof is permitted thereby) applicable law, the Investment Companies' obligation to pay the Principal Distributor's Allocable Portion of the Distribution Fees payable in respect of the Class B Shares of a Fund shall not be terminated or modified for any reason (including a termination of this Distributor's Contract as it relates to Class B Shares of a Fund) except to the extent required by a change in the Investment Company Act of 1940 (the "Act") or the Conduct Rules of the National Association of Securities Dealers, Inc., in either case enacted or promulgated after May 1, 1997, or in connection with a "Complete Termination" (as hereinafter defined) of the Distribution Plan in respect of the Class B Shares of a Fund.

     (d) The Investment Companies will not take any action to waive or change any CDSC in respect of the Class B Shares of a Fund, except as provided in the Investment Companies' prospectus or statement of additional information as in effect as of the date hereof without the consent of the Principal Distributor and the permitted assigns of all or any portion of its right to its Allocable Portion of the CDSCs.

     (e) Notwithstanding anything to the contrary set forth in this Exhibit, the Distributor's Contract, or (to the extent waiver thereof is permitted thereby) applicable law, neither the termination of the Principal Distributor's role as principal distributor of the Class B Shares of a Fund, nor the termination of this Distributor's Contract nor the termination of the Distribution Plan will terminate such Principal Distributor's right to its Allocable Portion of the CDSCs in respect of the Class B Shares of a Fund.

     (f) Notwithstanding anything to the contrary in this Exhibit, the Distributor's Contract, or (to the extent waiver thereof is permitted thereby) applicable law, the Principal Distributor may assign, sell or pledge (collectively, a "Transfer") its rights to its Allocable Portion of the Distribution Fees and CDSCs earned by it (but not its obligations to the Investment Companies under this Distributor's Contract) in respect of the Class B Shares of a Fund to raise funds to make the expenditures related to the distribution of Class B Shares of the Fund and in connection therewith upon receipt of notice of such Transfer, the Investment Companies shall pay, or cause to be paid to the assignee, purchaser or pledgee (collectively with their subsequent transferees, "Transferees") such portion of the Principal Distributor's Allocable Portion of the Distribution Fees and CDSCs in respect of the Class B Shares of the Fund so Transferred. Except as provided in (c) above and notwithstanding anything to the contrary set forth elsewhere in this Exhibit, the Distributor's Contract, or (to the extent waiver thereof is permitted thereby) applicable law, to the extent the Principal Distributor has Transferred its rights thereto to raise funds as aforesaid, the Investment Companies' obligation to pay to the Principal Distributor's Transferees the Principal Distributor's Allocable Portion of the Distribution Fees payable in respect of the Class B Shares of each Fund shall be absolute and unconditional and shall not be subject to dispute, offset, counterclaim or any defense whatsoever, including without limitation, any of the foregoing based on the insolvency or bankruptcy of the Principal Distributor (it being understood that such provision is not a waiver of the Investment Companies' right to pursue such Principal Distributor and enforce such claims against the assets of such Principal Distributor other than the Distributor's right to the Distribution Fees, CDSCs and servicing fees, in respect of the Class B Shares of any Fund which have been so transferred in connection with such Transfer). The Fund agrees that each such Transferee is a third party beneficiary of the provisions of this clause (f) but only insofar as those provisions relate to Distribution Fees and CDSCs transferred to such Transferee.

     (g) For purposes of this Distributor's Contract, the term Allocable Portion of Distribution Fees payable in respect of the Class B Shares of any Fund shall mean the portion of such Distribution Fees allocated to such Principal Distributor in accordance with the Allocation Schedule attached hereto as Schedule B.

     (h) For purposes of this Distributor's Contract, the term "Complete Termination" of the Plan in respect of any Fund means a termination of the Plan involving the complete cessation of the payment of Distribution Fees in respect of all Class B Shares of such Fund, and the termination of the distribution plans and the complete cessation of the payment of distribution fees pursuant to every other Distribution Plan pursuant to rule 12b-1 of the Investment Companies in respect of such Fund and any successor Fund or any Fund acquiring a substantial portion of the assets of such Fund and for every future class of shares which has substantially similar characteristics to the Class B Shares of such Fund including the manner of payment and amount of sales charge, contingent deferred sales charge or other similar charges borne directly or indirectly by the holders of such shares.

3. The Principal Distributor may enter into separate written agreements with various firms to provide certain of the services set forth in Paragraph 1 herein. The Principal Distributor, in its sole discretion, may pay Financial Institutions a lump sum fee on the settlement date for the sale of each Class B Share of the Fund to their clients or customers for distribution of such share. The schedules of fees to be paid such firms or Financial Institutions and the basis upon which such fees will be paid shall be determined from time to time by the Principal Distributor in its sole discretion.

4. The Principal Distributor will prepare reports to the Board of Trustees/Directors of the Investment Companies on a quarterly basis showing amounts expended hereunder including amounts paid to Financial Institutions and the purpose for such expenditures.

     In consideration of the mutual covenants set forth in the Distributor's Contract between the Investment Companies and the Principal Distributor, the Principal Distributor and the Investment Companies hereby execute and deliver this Exhibit with respect to the Class B Shares of the Fund.


      Witness the due execution hereof this 24th day of October, 1997.


ATTEST:                          INVESTMENT COMPANIES (listed on Schedule A)

By: /s/ S. Elliott Cohan         By: /s/ John W. McGonigle
    --------------------------       -----------------------------
Title: Assistant Secretary`      Title: Executive Vice President
       -----------------------          --------------------------


ATTEST:                          FEDERATED SECURITIES CORP.


By:  /s/ Leslie K. Platt         By: /s/ Byron F. Bowman
    --------------------------       -----------------------------
Title: Assistant Secretary       Title: Vice President
       -----------------------          --------------------------